Prudential Jennison Blend Fund, Inc.
Semi-Annual period ending 2/28/15
File No. 811-03336

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Jennison Blend Fund, Inc. (the
"Fund"), approved the following proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR           26,665,368.185   97.867%      54.083%
WITHHELD         581,331.493    2.133%       1.179%

 (b) Kevin J. Bannon;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,679,131.066     97.917%    54.111%
WITHHELD        567,568.612      2.083%     1.151%

(c) Linda W. Bynoe;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,660,317.198     97.848%    54.073%
WITHHELD        586,382.480      2.152%     1.189%

(d) Keith F. Hartstein;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,685,339.641    97.940%     54.124%
WITHHELD        561,360.037     2.060%      1.138%

(e) Michael S. Hyland;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,661,185.521    97.852%      54.075%
WITHHELD        585,514.157     2.148%       1.187%

(f) Stephen P. Munn;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,666,161.623    97.870%     54.085%
WITHHELD        580,538.055     2.130%      1.177%

(g) James E. Quinn;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,675,924.068    97.906%     54.105%
WITHHELD        570,775.610     2.094%      1.157%

(h) Richard A. Redeker;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,662,205.543    97.855%      54.077%
WITHHELD        584,494.135     2.145%       1.185%

(i) Stephen G. Stoneburn;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,660,708.202     97.850%     54.074%
WITHHELD        585,991.476      2.150%      1.188%

(j) Stuart S. Parker;

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,694,714.387    97.975%      54.143%
WITHHELD        551,985.291     2.025%       1.119%

(k) Scott E. Benjamin; and

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR           26,677,927.471   97.913%     54.109%
WITHHELD         568,772.207    2.087%      1.153%

(l) Grace C. Torres.

               SHARES VOTED   % OF VOTED   % OF TOTAL
FOR          26,660,491.371    97.849%     54.074%
WITHHELD        586,208.307     2.151%      1.188%

The special meeting of shareholders of the Fund held on November
26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on December 10, 2014, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                   SHARES VOTED    % OF VOTED   % OF TOTAL
FOR                7,119,940.286    26.095%       14.441%
AGAINST              901,304.204     3.304%        1.828%
ABSTAIN              517,192.928     1.895%        1.049%
BROKER NON-VOTE   18,746,948.617    68.706%       38.023%

TOTAL             27,285,386.035   100.000%       55.341%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                    SHARES VOTED    % OF VOTED  % OF TOTAL
FOR                6,891,495.797     25.258%     13.978%
AGAINST            1,048,855.305      3.845%      2.127%
ABSTAIN              598,086.066      2.191%      1.213%
BROKER NON-VOTE   18,746,948.617    68.706%      38.023%

TOTAL             27,285,386.035   100.000%      55.341%